                                                                    PruSelect III Life Insurance Contract
                                                                         Prospectus Filing May 2007

           Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, and how charges against sub-account assets were deducted from the annual investment returns of the sub-accounts

           Gross Investment Rate                                                            6.00%
           less           Arithmetic Average of
                          Total Contractual Porfolio Expenses             -                 0.81%
           less           Guaranteed
                          Mortality and Expense Fee                       -                 0.50%
                                                                                   ---------------
                                                                                   ---------------
           Fund Crediting Rate                                            =                 4.69%

                                                                    PruSelect III Life Insurance Contract
                                                                                                      Prospectus Filing May 2007
   Male        Select     Preferred      Guaranteed Issue
Age:             45                                                                Level Death Benefit
Face:            600,000                                                                CVAT
TTR:                     -                                                         Maximum Charges
                                                                                   Assume Annual Payment of $32,838 for 7 years
                                                                                   Hypothetical Annual Return of 6% Gross, 4.69%  net
Policy --- Year 5
                               (0a)          (0b)          (1)           (2)            (3)          (4)        (5)         (6)            (7)            (8)             (9)              (10)           (11)          (12)            (13)             (14)
                               BOP            BOP                                       Per          Per      Montly                      Total                          Total             EOP                           EOP            EOP              EOP
                             Contract        Accum       Premium      Per Policy      Premium       $1,000     Cost       Monthly       Contract       Surrender          Cash            Basic         Corridor      Corridor         Death            Accum
  Month         YEAR           Fund          Prems         Paid         Loads          Loads         Load     Of Ins      Interest        Fund          Charge         Surr Value           DB           Factor          DB           Benefits        Prems Paid

         1              5     103,090       145,023       32,838             10          7,389         30       185            491       128,806          -              128,806          600,000         2.67         343,912        600,000          178,443
         2              5     128,806       178,443            -             10            -           30       185            492       129,073          -              129,073          600,000         2.67         344,626        600,000          179,028
         3              5     129,073       179,028            -             10            -           30       184            493       129,342          -              129,342          600,000         2.67         345,343        600,000          179,614
         4              5     129,342       179,614            -             10            -           30       184            494       129,612          -              129,612          600,000         2.67         346,063        600,000          180,202
         5              5     129,612       180,202            -             10            -           30       184            495       129,883          -              129,883          600,000         2.67         346,786        600,000          180,792
         6              5     129,883       180,792            -             10            -           30       184            496       130,155          -              130,155          600,000         2.67         347,513        600,000          181,384
         7              5     130,155       181,384            -             10            -           30       184            497       130,428          -              130,428          600,000         2.67         348,242        600,000          181,977
         8              5     130,428       181,977            -             10            -           30       184            498       130,702          -              130,702          600,000         2.67         348,974        600,000          182,573
         9              5     130,702       182,573            -             10            -           30       184            499       130,977          -              130,977          600,000         2.67         349,710        600,000          183,171
        10              5     130,977       183,171            -             10            -           30       184            500       131,254          -              131,254          600,000         2.67         350,449        600,000          183,770
        11              5     131,254       183,770            -             10            -           30       184            501       131,532          -              131,532          600,000         2.67         351,190        600,000          184,372
                                                                                                                                                                       -----------------                                              ---------------  ---------------
                                                                                                                                                                       -----------------                                              ---------------  ---------------
        12              5     131,532       184,372            -             10            -           30       184            502       131,811          -              131,811          600,000         2.67         351,935        600,000          184,976
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( 0a)      BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

( 0b)      BOP Accum Prems = accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)       Premium paid  = $32,838

(2)       Per Policy load = $10 per month.

(3)       Sales and Admin Load = 22.5% of premium paid

(4)       Per $1,000 load  -   $0.05 per month per 1,000 of insurance amount

(5)       Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male Preferred

(6)       Monthly Interest -   interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.69% is the crediting interest rate.

(7)       Total Contract Fund   -  End of Period contract fund =  (0) + (1) - (2) - (3) - (4) - (5) +(6)

(8)       Surrender Charges - there are no surrender charges on this product

(9)       Total Cash Surr Value  =  Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10)       EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11)       Corridor factor  - cash value accumulation corridor factor for Male age 45 Preferred CVAT

(12)       EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13)       EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14)       EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5